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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE PROGRESSIVE CORPORATION



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                                                               Jurisdiction
Name of Subsidiary                                             of Incorporation
------------------                                             ----------------

Airy Insurance Center, Inc.                                    Pennsylvania
Allied Insurance Agency, Inc.                                  Ohio
Classic Insurance Company                                      Wisconsin
Express Quote Services, Inc.                                   Florida
Garden Sun Insurance Services, Inc.                            Hawaii
Gold Key Insurance Agency                                      California
Greenberg Financial Insurance Services, Inc.                   California
Halcyon Insurance Company                                      Ohio
Husky Sun Insurance Services, Inc.                             Washington
Insurance Confirmation Services, Inc.                          Delaware
Lakeside Insurance Agency, Inc.                                Ohio
Maryland Auto Insurance Solutions, Inc.                        Maryland
Mountain Laurel Assurance Company                              Pennsylvania
Mountainside Insurance Agency, Inc.                            Colorado
National Continental Insurance Company                         New York
Pacific Motor Club                                             California
Paloverde Insurance Company of Arizona                         Arizona
PCIC Canada Holdings, Ltd.                                     Canada
     Progressive Casualty Insurance Company of Canada          Canada
Progny Agency, Inc.                                            New York
Progressive Adjusting Company, Inc.                            Ohio
Progressive American Insurance Company                         Florida
     Bayside Underwriters Insurance Agency, Inc.               Florida
     Progressive Gulf Insurance Company                        Mississippi
Progressive American Life Insurance Company                    Ohio
     Progressive Life Insurance, Ltd.                          Turks & Caicos Islands
Progressive Bayside Insurance Company                          Florida
Progressive Casualty Insurance Company                         Ohio
     PC Investment Company                                     Delaware
         Auto Pro Insurance Company                            Florida
         Marathon Insurance Company                            California
         Ohana Insurance Company of Hawaii, Inc.               Hawaii
         Preferred Consumers Insurance Company                 Florida
         Progressive Express Insurance Company                 Florida
         Progressive Indemnity Insurance Company               Louisiana
         Progressive Michigan Insurance Company                Michigan
         Progressive Security Insurance Company                Louisiana
         Progressive Value Insurance Company                   Louisiana
     Progressive Specialty Insurance Company                   Ohio
Progressive Insurance Agency, Inc.                             Ohio
Progressive Investment Company, Inc.                           Delaware
Progressive Max Insurance Company                              Ohio
Progressive Mountain Insurance Company                         Colorado
Progressive Northeastern Insurance Company                     New York
Progressive Northern Insurance Company                         Wisconsin
     Progressive Premier Insurance Company of Illinois         Illinois
     Progressive Universal Insurance Company of Illinois       Illinois
Progressive Northwestern Insurance Company                     Washington
Progressive Partners, Inc.                                     New York
Progressive Preferred Insurance Company                        Ohio
Progressive Premium Budget, Inc.                               Ohio
Progressive Southeastern Insurance Company                     Florida
Pro-West Insurance Company                                     California
Silver Key Insurance Agency, Inc.                              Nevada
Tampa Insurance Services, Inc.                                 Florida
The Paradyme Corporation                                       Ohio
     United Financial Insurance Agency, Inc.                   Ohio
     United Financial Insurance Agency of Washington, Inc.     Washington
The Progressive Agency, Inc.                                   Virginia
Transportation Recoveries, Inc.                                Ohio
United Financial Adjusting Company                             Ohio
United Financial Casualty Company                              Missouri
Village Transport Corp.                                        Delaware
Wilson Mills Land Co.                                          Ohio
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Each subsidiary is wholly owned by its parent.



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